EXHIBIT 2.0

               ACQUISITION AGREEMENT AND PLAN OF MERGER


       THIS AGREEMENT is made this 14th day of September, 2000, by and between First Philadelphia Capital Corp., a Delaware corporation ("FPC") and Conservation Anglers Manufacturing, Inc., a Florida corporation ("CAM").

                               RECITALS

       WHEREAS, the total authorized capital stock of CAM consists of 1000 shares of common stock, par value $1.00 per share, of which 1000 shares are issued and outstanding (Common Stock hereinafter referred to as the "CAM Shares"); and

       WHEREAS, FPC desires to acquire all of the issued and outstanding capital stock of CAM, or 1000 shares of Common Stock ("CAM Shares") for 4,700,000 shares of common stock of FPC ("FPC Shares") by exchanging 4700 FPC Share for each CAM Shares; and

       WHEREAS, CAM agrees to pay FS Capital Markets Group Inc. a consulting fee in connection with this merger transaction, which is detailed in the Consulting Agreement dated August 17, 2000.

       WHEREAS, in reliance on and subject to the terms and conditions, representations, warranties, covenants and agreements herein contained, CAM desires to sell the CAM Shares to FPC, and FPC desires to purchase the CAM Shares in a stock for stock exchange.

       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and value consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     PURCHASE AND SALE.

       Section 1.1 AGREEMENT TO PURCHASE AND EXCHANGE. In reliance on and subject to the terms, conditions, representations, warranties, covenants and agreements herein contained, CAM shall assign, transfer and convey unto FPC, and FPC shall purchase all of the CAM Shares in a tax free reorganization.

       Section 1.2 PURCHASE PRICE. The aggregate purchase price for the CAM Shares (the "Purchase Price") shall be 4,700,000 FPC
Shares.

       Section 1.3 CLOSING. The closing of the transaction contemplated in this Agreement (the "Closing") shall take place at the offices of First Philadelphia Capital Corp., 1422 Chestnut Street, Suite 410, Philadelphia, PA 19102 on or around the date first written above or at such other date, time or place as shall be mutually acceptable to the parties (the "Closing Date").

       Section 1.4 TRANSACTIONS BEFORE CLOSING. Upon the signing of this Agreement, CAM shall deliver a fee based on a separate agreement with FS Capital Markets Group Inc. by wire transfer to an account specified by FS Capital Markets Group Inc., $40,000 cash, as specified under Section 2(b) of the Consulting Agreement.

       Section 1.4 TRANSACTIONS AND DOCUMENTS AT AND AFTER CLOSING.

        (a) At the Closing, CAM shall deliver to FPC certificates representing 1000 shares of CAM, duly endorsed for transfer, and after Closing, a fee based on a separate agreement with FS Capital Markets Group Inc., of which CAM shall deliver to FS Capital Markets Group Inc. by wire transfer to an account specified by FS Capital Markets Group Inc., $40,000 cash, upon the filing of the initial 8K report to the U.S. Securities and Exchange Commission, as specified under Section 2(c) of the Consulting Agreement.

        (b) At the Closing, FPC shall deliver to CAM the 4,700,000 FPC Shares representing the Purchase Price for the CAM Shares, calculated as set forth hereinabove, and bearing an appropriate legend restricting transfer except as permitted under Rule 144 of the Securities Act of 1933, as amended.

        (c) From time to time and at any time, at FPC's request, whether on or after the Closing Date, and without further consideration, CAM shall, at its own expense except as otherwise provided in this Agreement, execute and deliver such further documents and instruments of conveyance and transfer and shall take such further actions as may be necessary or convenient, in the reasonable opinion of FPC, to transfer and convey to FPC, all of its right, title and interest in and to the CAM Shares, free and clear of any lien or adverse claim.

        (d) From time to time and at any time, at CAM's request, whether on or after the Closing Date, and without further consideration, FPC shall, at its own expense except as otherwise provided in this Agreement, execute and deliver such further documents and instruments of conveyance and transfer and shall take such further actions as may be necessary or convenient in the reasonable opinion of CAM, to transfer and convey to CAM, all of its right, title and interest in and to the FPC Shares free and clear of any lien or adverse claim.

2.     ADDITIONAL AGREEMENTS.

       Section 2.1 FPC'S ACCESS AND INSPECTION. CAM has allowed and shall allow FPC and its authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of CAM's properties, books, contracts, commitments and records for the purpose of making such investigation as FPC may desire, and CAM shall furnish FPC such information concerning CAM's affairs as FPC may request. FPC has caused and shall cause CAM's personnel to assist FPC in making such investigation and shall cause the counsel, accountants, engineers and other non-employee representatives of CAM to be reasonably available to FPC for such purposes.

       Section 2.2 CAM'S ACCESS AND INSPECTION. FPC shall allow CAM and its authorized representatives access during normal business hours from and after the date hereof and prior to the Closing Date to such of FPC's properties, books, contracts, commitments and records as CAM may reasonably request for the purpose of determining the financial condition of FPC. FPC shall cause FPC's personnel to assist CAM in making such investigation and shall cause the counsel, accountants, engineers and other non-employee representatives of FPC to be reasonably available to CAM for such purposes.

       Section 2.3 COOPERATION. The parties shall cooperate fully with each other and with their representatives, counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, and will use their best efforts to consummate the transactions contemplated hereby and fulfill their obligations hereunder.

       Section 2.4 EXPENSES. All of the expenses incurred by FPC in connection with the authorization, preparation, execution and performance of this Agreement by FPC, including without limitation all fees and expenses of agents, representatives, counsel and accountants for FPC, shall be paid by FPC. All expenses incurred by CAM in connection with the authorization, preparation, execution and performance of this Agreement, including without limitation all fees and expenses of agents, representatives, counsel and accountants, shall be paid by CAM.

       Section 2.5 BROKERS. Each party hereto jointly and severally represents and warrants that no broker or finder other than FS Capital Markets Group Inc. has acted on its behalf in connection with this Agreement or the transactions contemplated herein and each party shall indemnify the other and save it harmless from any claim or demand for commission or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party.

3.     REPRESENTATIONS AND WARRANTIES OF CAM.

       CAM represents, covenants and warrants to FPC as follows:

       Section 3.1 CORPORATE EXISTENCE/STANDING/AUTHORITY. CAM is a corporation duly organized, validly existing and in good standing under the laws of Florida and has the corporate power and authority to own, operate and lease its respective properties, to carry on its business as now being conducted, and to enter into this Agreement and to carry out the transactions contemplated hereby. CAM is duly qualified to do business and is in good standing in each jurisdiction where the failure to qualify would have a material adverse affect on it. CAM has delivered to FPC or its counsel true and correct copies of the articles of incorporation and by-laws of CAM, together with any amendments thereto.

       Section 3.2 SHARES OF STOCK. All issued and outstanding shares of capital stock of CAM have been duly authorized and validly issued and are fully paid and nonassessable. Conservation Anglers Manufacturing, Inc. has 1000 shares of common stock authorized and 1000 shares of common stock issued and outstanding. There is no other class of capital stock, subscription, option, warrant, call, right, contract, commitment, understanding or arrangement relating to the issuance, sale or transfer by CAM of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument.

       Section 3.3 AUTHORITY. CAM has the full right and authority to enter into and fully perform this Agreement and all other agreements and documents to be delivered to FPC in connection herewith. All actions required to be taken by CAM to authorize the execution, delivery and performance of this Agreement and all other agreements and documents to be delivered in connection herewith have been or will by the Closing Date be properly taken. This Agreement constitutes the valid and binding obligation of CAM. Neither the execution and delivery of this Agreement and all other agreements and documents executed in connection herewith nor the consummation of the transactions contemplated hereby nor the performance of this Agreement and all other agreements and documents executed in connection herewith will (1) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of CAM,
(2) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance or the payment of money required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of CAM's properties under any of the terms, conditions or provisions of any loan agreement, note, bond, mortgage, indenture, lease, agreement or other instrument or commitment to which CAM is a party, or by which CAM or its properties may be bound or affected or (3) violate any order, writ, injunction, decree, judgment, or ruling of any court or governmental authority specifically applicable to CAM or any of its properties.

       Section 3.4 NO VIOLATION. Except as set forth on Schedule 3.4, to the best knowledge of CAM, CAM has complied with all rules, regulations, codes and laws affecting its business and operations and is not in default under, or in violation of, any provision of any federal, state or local rule, regulation, code or law nor has CAM been given notice of any such default or violation.

       Section 3.5 LICENSES AND RIGHTS. CAM possesses all franchises, easements, licenses, permits and other authorizations from governmental or regulatory authorities and from all other persons or entities that are necessary to permit it to engage in its business as presently conducted in and at all locations and places where it is presently operating. Such franchises, licenses, permits and other authorizations are set forth on Schedule 3.5.

       Section 3.6 CONSENTS. Except as set forth on Schedule 3.6 hereto, no approval or consent of any person, firm or other entity or body is required to be obtained by CAM for the authorization of this Agreement or the consummation by CAM of the transactions contemplated hereby.

       Section 3.7 NO DEFAULTS. Except as set forth on Schedule 3.7, to the best knowledge of CAM, no default (or event which with the passage of time or the giving of notice or both would become a default) exists or is alleged to exist with respect to the performance of any material obligation of CAM under the terms of any material indenture, license, mortgage, deed of trust, lease, note, guaranty or other contract or instrument, including, but not limited to, any contract set forth on Schedule 3.17, to which CAM is a party or to which its assets are subject, or by which it is otherwise bound, and no such default or event exists or is alleged to exist with respect to the performance of any obligation of any other party thereto.

       Section 3.8 FINANCIAL STATEMENTS. FPC has been or will be furnished with the audited financial statements of CAM (the "Financial Statements"). CAM must prepare within sixty (60) days from the Closing Date audited financial statements to be filed with the U.S. Securities and Exchange Commission. The CAM financial statements will be prepared in accordance with generally accepted accounting principles and applied on a consistent basis throughout the periods indicated. The CAM financial statements will present fairly the financial condition of CAM as of the date indicated thereon, and such Statements of Earnings, and Cash Flows and Retained Earnings will present fairly the results of its respective operations for the period indicated thereon.

       Section 3.9 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 3.9 hereto, since September 15, 2000, CAM has actively conducted its business in the ordinary and regular course. Since that date, there has not been any material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of CAM nor is any event threatened which would cause such an adverse change, nor has there occurred any event or governmental regulation or order restricting the business of CAM.

       Section 3.10 FACILITIES AND EQUIPMENT. The personal property owned or leased by CAM at its facility for the operation of, or used in, its business is in its possession or under its control and is adequate for the operation of such business as presently conducted.

       Section 3.11  TITLE TO ASSETS.  Except as set forth on
Schedule 3.11 or in the Financial Statements, CAM has good, valid and marketable title to all of its real property and leasehold estates and good and valid title to all of its other assets (tangible and intangible), including, but not limited to, all leasehold improvements and equipment and all other properties and assets reflected or required to be reflected in the Financial Statements and all properties and assets purchased or leased by it since the dates of such Financial Statements (except for properties and assets so reflected or required to be reflected which have been sold or otherwise disposed of in the ordinary course of business), subject to no liens, pledges, encumbrances, mortgages, security interests, charges or other similar restrictions of any nature whatsoever. Except as set forth on Schedule 3.11, CAM enjoys peaceful and quiet possession of its properties and assets pursuant to or by all of the deeds, bills of sale, leases, licenses and other agreements under which it is operating its business.

       Section 3.12 ABSENCE OF UNDISCLOSED LIABILITIES. CAM does not have any material liabilities or obligations, either accrued or unaccrued, fixed or contingent, which have not been reflected in the Financial Statements or set forth on Schedule 3.12 hereof.

       Section 3.13 LITIGATION. Schedule 3.13 hereof sets forth a list of all administrative or judicial proceedings to which CAM is a party. Except as set forth on Schedule 3.13, there is no action, suit, claim, demand, arbitration or other proceeding, administrative or judicial, pending or, to the best knowledge of CAM, threatened against or relating to CAM which, if adversely determined or resolved, would materially and adversely affect the financial condition, results of operations, business or prospects of CAM.

       Section 3.14  PATENTS AND TRADEMARKS.

       (a) Except as set forth on Schedule 3.14(a), CAM does not own, or operate under, any patent, trademark or service mark or any applications therefor. All trade names (including those whose use is limited to one or more states of the United States) owned or used by CAM are listed on Schedule 3.14 hereof and, to the extent indicated therein, have been duly registered with the states of the United States or the corresponding offices of other countries. Except as set forth on Schedule 3.14, CAM is the sole and exclusive owner of, or has the sole and exclusive power with respect to, or has the sole and exclusive right to use, the trade names specified on Schedule 3.14.

       (b) Except as set forth on Schedule 3.14(b) hereof, CAM has not ever been charged with infringement or violation of any adversely held trademark, trade name or copyright.

       (c) Except as set forth on Schedules 3.14(a) and 3.14(b), there are no claims or demands of any other person, firm or corporation pertaining to the trade names, copyright registrations or pending copyright registration applications, as the case may be, listed on such schedules, and no proceedings have been instituted which challenge the right of CAM in respect thereof.

       Section 3.15  EMPLOYEE BENEFITS.

       (a) Schedule 3.15 hereof contains a list of (i) each pension, profit sharing, bonus, deferred compensation, or other retirement plan or arrangement for the benefit of any employee or group of employees of CAM or any independent contractors or group of independent contractor of CAM, (ii) each medical, health, disability, insurance or other plan or arrangement of CAM, and (iii) each employee stock option plan or other plan providing for the purchase of shares of capital stock of CAM. All of such plans and arrangements of CAM are referred to herein as the "employee benefit plans".

       (b) The amounts reflected in the Financial Statements as liabilities or contingent liabilities with respect to employee benefit plans have been calculated in accordance and compliance with applicable law, including accounting principles relating thereto.

       (c) All of the employee benefit plans maintained by CAM (and each funding medium which may be attendant thereto) are in compliance with applicable law and all reporting and disclosure requirements under applicable laws and regulations, and have been administered and operated in accordance with their respective provisions and applicable law. There are no actions, suits or claims (other than routine claims for benefits) pending with respect to the employee benefit plans.

       (d) CAM has filed, published and disseminated all reports, documents, statements and communications which are required to be filed, published or disseminated under applicable law and the rules and regulations promulgated thereunder relating to, and have timely made all modifications and amendments to, the employee benefit plans.

       Section 3.16 TAXES AND TAX RETURNS. CAM has duly filed all income, franchises and other tax returns and reports required to be filed by it and has duly paid or made provisions for the payment of all taxes (including any interest or penalties) which are due and payable pursuant to such returns. CAM has withheld proper and accurate amounts from their employees' compensation in substantial compliance with all withholding and similar provisions of applicable law. There are and will hereafter be no tax deficiencies (including penalties and interest) of any kind assessed against CAM with respect to any period ending on or before the Closing Date.

       Section 3.17 CONTRACTS. CAM has heretofore furnished to FPC or its counsel true and complete copies of each document, and a written description of each oral contact, set forth on Schedule 3.17 hereof. Schedule 3.17 is a true and complete list of all contracts, understandings, commitments, arrangements and agreements of the following types, including all amendments thereto to which CAM is a party:

        (a) Contracts relating to equipment purchases, or series of similar equipment purchases from the same supplier, involving an expenditure of, or if in a series, expenditures in the aggregate of, more than twenty-five thousand dollars ($25,000);

        (b) Bonus, incentive, pension, profit-sharing, hospitalization, insurance, deferred compensation, retirement, stock option or stock purchase plans or similar plans providing employee benefits;

        (c) Factoring, loan, note, financing or similar contracts with any lenders or guarantees of undertakings to answer for the debts or defaults of another, or any contracts encumbering title to any properties, involving in each case, or if in a series involving the same lender, guarantor or property, as the case may be, in the aggregate, at least twenty-five thousand dollars ($25,000);

        (d) contracts for the acquisition or disposition of a business or substantially all of the property, assets or capital stock or other securities of a business or company under which there are continuing or unperformed obligations on the part of any of the parties hereto, which contracts in each case involve at least twenty-five thousand dollars ($25,000);

        (e) Conditional sales contracts, leases of personal property or contracts for the purchase or sale of real or personal property, involving in each case at least twenty-five thousand dollars ($25,000);

        (f) Management or consulting contracts, involving in each case, or with respect to any individual in the aggregate, at least twenty-five thousand dollars ($25,000);

        (g) Contracts for the furnishing of services or products to or by CAM, involving an expenditure in each case of at least twenty-five thousand dollars ($25,000);

        (h) Royalty or licensing contracts or contracts requiring similar payments to unrelated parties individually, or with respect to any unrelated party in the aggregate, involving or which reasonably may in the future involve an amount in excess of twenty-five thousand dollars ($25,000) annually;

        (i) All employment agreements between CAM and any of its employees; and

        (j) All agreements, contracts and commitments not listed on any other schedule hereto which individually involve the payment of twenty-five thousand dollars ($25,000) or more.

       Except as set forth on Schedule 3.17, all such contracts, understandings, commitments, arrangements and agreements are in full force and effect.

       Section 3.18  COLLECTIVE BARGAINING AGREEMENTS.  Schedule
3.18 hereof is a list of all collective bargaining agreements with any labor organization to which CAM is a party. The relations of CAM with its employees are good and there are no impending labor difficulties.

       Section 3.19  INSURANCE.  CAM is insured by insurers
unaffiliated with CAM or CAM with respect to its properties and the conduct of its business in such amounts and against such risks as are generally and prudently maintained for comparable businesses and consistent with its past practice.

       Section 3.20  REAL PROPERTY.

       (a) Schedule 3.20 hereof sets forth a true and complete list of (i) all real property owned by CAM and (ii) all real property leases to which CAM is a party. CAM has heretofore furnished to FPC or its counsel true and complete copies of each written contract and a written description of each oral contract relating to the list set forth on Schedule 3.20.

       (b) With respect to the leases described on Schedule 3.20, except as setforth on Schedule 3.20;

        (i) "All such leases are in writing and duly executed, and, where required, witnessed, acknowledged and recorded to make them valid and binding and in full force and effect for the full term thereof, and none have been modified;

        (ii) The rental set forth in each such lease is the actual rental being paid, and there are no separate agreements or understandings with respect to the same not set forth in Schedule 3.20;

        (iii) The lessee under each such lease has the full right to exercise any renewal option contained therein and upon due exercise will be entitled to enjoy the use of the premises for the full term of such renewal option;

        (iv) Upon performance by the lessee of the terms of each such lease, the lessee has the full right to enjoy the use of the premises demised thereunder for the full term thereof; and

        (v) Except as set forth on Schedule 3.20, all security deposits required by such leases have been made and no forfeiture with respect thereto claimed in whole or in part, by any of the lessors.

       Section 3.21 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties made by CAM under this Agreement or in any certificate, schedule or other document furnished or to be furnished to FPC or its counsel pursuant hereto, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading.

4.     REPRESENTATIONS AND WARRANTIES OF FPC.

       FPC represents, covenants and warrants to CAM as follows:

       Section 4.1 CORPORATE EXISTENCE/STANDING/AUTHORITY. FPC is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to own, operate and lease its respective properties, to carry on its business as now being conducted, and to enter into this Agreement and to carry out the transactions contemplated hereby. FPC is duly qualified to do business and is in good standing in each jurisdiction were the failure to qualify would have a material adverse affect on it. FPC has delivered to CAM or its counsel true and correct copies of the articles of incorporation and by-laws of FPC, together with any amendments thereto.

       Section 4.2 SHARES OF STOCK. FPC has authorized 20,000,000 shares of common stock of which there are presently issued and outstanding 5,000,000 shares of common stock. FPC agrees to acquire all of the issued and outstanding capital stock of CAM, or 1000 shares of Common Stock ("CAM Shares") for 4,700,000 shares of common stock of FPC ("FPC Shares") by exchanging 4700 FPC Share for each CAM Shares. FPC has authorized 5,000,000 shares of preferred stock.
 None of the 5,000,000 shares of preferred stock is issued and outstanding. All issued and outstanding shares of capital stock of FPC have been duly authorized and validly issued and are fully paid and nonassessable. There is no subscription, option, warrant, call, right, contract commitment, understanding or arrangement relating to the issuance, sale or transfer by FPC of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument.

       Section 4.3 AUTHORITY. FPC has the full right and authority to enter into and fully perform this Agreement and all other agreements and documents to be delivered to CAM in connection herewith. All actions required to be taken by FPC to authorize the execution, delivery and performance of this Agreement and all other agreements and documents to be delivered in connection herewith have been or will by the Closing Date be properly taken. This Agreement constitutes the valid and binding obligation of FPC. Neither the execution and delivery of this Agreement and all other agreements and documents executed in connection herewith nor the consummation of the transactions contemplated hereby nor the performance of this Agreement and all other agreements and documents executed in connection herewith will (1) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of FPC,
(2) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance or the payment of money required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of FPC's properties under any of the terms, conditions or provisions of any loan agreement, note, bond, mortgage, indenture, lease, agreement or other instrument or commitment to which FPC is a party, or by which FPC or its properties may be bound or affected or (3) violate any order, writ, injunction, decree, judgment, or ruling of any court or governmental authority specifically applicable to FPC or any of its properties.

       Section 4.4 NO VIOLATION. Except as set forth on Schedule 4.4, to the best knowledge of FPC, FPC has complied with all rules, regulations, codes and laws affecting its business and operations and is not in default under, or in violation of, any provision of any federal state or local rule, regulation, code or law nor has FPC been given notice of any such default or violation.

       Section 4.5 LICENSES AND RIGHTS. FPC possesses all franchises, easements, licenses, permits and other authorizations from governmental or regulatory authorities and from all other persons or entities that are necessary to permit it to engage in its business as presently conducted in and at all locations and places where it is presently operating. Such franchises, licenses, permits and other authorizations are set forth on Schedule 4.5.

       Section 4.6 CONSENTS. Except as set forth on Schedule 4.8 hereto, no approval or consent of any person, firm or other entity or body is required to be obtained by FPC for the authorization of this Agreement or the consummation by FPC of the transactions contemplated hereby.

       Section 4.7 NO DEFAULTS. Except as set forth on Schedule 4.7, to the best knowledge of FPC, no default (or event which with the passage of time or the giving of notice or both would become a default) exists or is alleged to exist with respect to the performance of any obligation of FPC under the terms of any indenture, license, mortgage, deed of trust, lease, note, guaranty or other contract or instrument, including, but not limited to, any contract set forth on Schedule 4.17, to which FPC is a party or to which its assets are subject, or by which it is otherwise bound, and no such default or event exists or is alleged to exist with respect to the performance of any obligation of any other party thereto.

       Section 4.8 FINANCIAL STATEMENTS. CAM has been furnished with audited financial statements of FPC from inception December 27, 1999 through April 30, 2000, (the "Financial Statements") as filed with the U.S. Securities and Exchange Commission on Form 10SB. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and as of their date of issuance were or will be true, correct and complete all material respects and present fairly and accurately the information set forth therein.

       Section 4.9 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 4.9 hereto, since April 30, 2000, FPC has actively conducted its business in the ordinary and regular course. Since that date, there has not been any material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of FPC nor is any event threatened which would cause such an adverse change, nor has there occurred any event or governmental regulation or order restricting the business of FPC.

       Section 4.10 FACILITIES AND EQUIPMENT. FPC does not own any personal property owned or leased any facility for its operation.

       Section 4.11 TITLE TO ASSETS. FPC does not own any tangible property.

       Section 4.12 ABSENCE OF UNDISCLOSED LIABILITIES. FPC does not have any material liabilities or obligations, either accrued or unaccrued, fixed or contingent, which have not been reflected in the Financial Statements or set forth on Schedule 4.12 hereof, or which exceed in the aggregate $5,000.

       Section 4.13 LITIGATION. Schedule 4.13 hereof sets forth a list of all administrative or judicial proceedings to which FPC is a party. Except as set forth on Schedule 4.13, there is no action, suit, claim, demand, arbitration or other proceeding, administrative or judicial, pending or, to the best knowledge of FPC, threatened against or relating to FPC which, if adversely determined or resolved, would materially and adversely affect the financial condition, results of operations, business or prospects of FPC.

       Section 4.14  PATENTS AND TRADEMARKS.

       (a) Except as set forth on Schedule 4.14(a), FPC does not own, or operate under, any patent, trademark or service mark or any applications therefor. All trade names (including those whose use is limited to one or more states of the United States) owned or used by FPC are listed on Schedule 4.14 hereof and, to the extent indicated therein, have been duly registered with the states of the United States or the corresponding offices of other countries. Except as set forth on Schedule 4.14, FPC is the sole and exclusive owner of, or has the sole and exclusive power with respect to, or has the sole and exclusive right to use, the trade names specified on Schedule 4.14.

       (b) Except as set forth on Schedule 4.14(b) hereof, FPC has not ever been charged with infringement or violation of any adversely held trademark, trade name or copyright.

       (c) Except as set forth on Schedules 4.14(a) and 4.14(b), there are no claims or demands of any other person, firm or corporation pertaining to the trade names, copyright registrations or pending copyright registration applications, as the case may be, listed on such schedules, and no proceedings have been instituted which challenge the right of FPC in respect thereof.

       Section 4.15  EMPLOYEE BENEFITS.

       (a) Schedule 4.15 hereof contains a list of (i) each pension, profit sharing, bonus, deferred compensation, or other retirement plan or arrangement for the benefit of any employee or group of employees of FPC or any independent contractors or group of independent contractor of FPC, (ii) each medical, health, disability, insurance or other plan or arrangement of FPC, and (iii) each employee stock option plan or other plan providing for the purchase of shares of capital stock of FPC. All of such plans and arrangements of FPC are referred to herein as the "employee benefit plans".

       (b) The amounts reflected in the Financial Statements as liabilities or contingent liabilities with respect to employee benefit plans have been calculated in accordance and compliance with applicable law, including accounting principles relating thereto.

       (c) All of the employee benefit plans maintained by FPC (and each funding medium which may be attendant thereto) are in compliance with applicable law and all reporting and disclosure requirements under applicable laws and regulations, and have been administered and operated in accordance with their respective provisions and applicable law. There are no actions, suits or claims (other than routine claims for benefits) pending with respect to the employee benefit plans.

       (d) FPC has filed, published and disseminated all reports, documents, statements and communications which are required to be filed, published or disseminated under applicable law and the rules and regulations promulgated thereunder relating to, and have timely made all modifications and amendments to, the employee benefit plans.

       Section 4.16 TAXES AND TAX RETURNS. FPC has duly filed all income, franchise and other tax returns and reports required to be filed by it and has duly paid or made provision for the payment of all taxes (including any interest or penalties) which are due and payable pursuant to such returns. FPC has withheld proper and accurate amounts from their employees' compensation in substantial compliance with all withholding and similar provisions of applicable law. There are and will hereafter be no tax deficiencies (including penalties and interest) of any kind assessed against FPC with respect to any period ending on or before the Closing Date.

       Section 4.17 CONTRACTS. FPC has heretofore furnished to CAM or its counsel true and complete copies of each document, and a written description of each oral contact, set forth on Schedule 4.17 hereof. Schedule 4.17 is a true and complete list of all contracts, understandings, commitments, arrangements and agreements of the following types, including all amendments thereto to which FPC is a party:

        (a) Contracts relating to equipment purchases, or series of similar equipment purchases from the same supplier, involving an expenditure of, or if in a series, expenditures in the aggregate of, more than $25,000;

        (b) Bonus, incentive, pension, profit-sharing, hospitalization, insurance, deferred compensation, retirement, stock option or stock purchase plans or similar plans providing employee benefits;

        (c) Factoring, loan, note, financing or similar contracts with any lenders or guarantees of undertakings to answer for the debts or defaults of another, or any contracts encumbering title to any properties, involving in each case, or if in a series involving the same lender, guarantor or property, as the case may be, in the aggregate, at least $25,000;

        (d) Contracts for the acquisition or disposition of a business or substantially all of the property, assets or capital stock or other securities of a business or company under which there are continuing or unperformed obligations on the part of any of the parties hereto, which contracts in each case involve at least $25,000;

        (e) Conditional sales contracts, leases of personal property or contracts for the purchase or sale of real or personal property, involving in each case at least twenty-five thousand dollars ($25,000);

        (f) Management or consulting contracts, involving in each case, or with respect to any individual in the aggregate, at least twenty-five thousand dollars ($25,000);

        (g) Contracts for the furnishing of services or products to or by FPC, involving an expenditure in each case of at least twenty-five thousand dollars ($25,000);

        (h) Royalty or licensing contracts or contracts requiring similar payments to unrelated parties individually, or with respect to any unrelated party in the aggregate, involving or which reasonably may in the future involve an amount in excess of twenty-five thousand dollars ($25,000) annually;

        (i) All employment agreements between FPC and any of its employees; and

        (j) All agreements, contracts and commitments not listed on any other schedule hereto which individually involve the payment of twenty-five thousand dollars ($25,000) or more.

       Except as set forth on Schedule 4.17, all such contracts, understandings, commitments, arrangements and agreements are in full force and effect.

       Section 4.18 COLLECTIVE BARGAINING AGREEMENTS Schedule 4.18 hereof is a list of all collective bargaining agreements with any labor organization to which FPC is a party. The relations of FPC with its employees are good and there are no impending labor difficulties.

       Section 4.19  INSURANCE.  FPC has no insurance policy.

       Section 4.20  REAL PROPERTY.

       (a)  FPC does not own nor lease any real property.

       Section 4.20 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties made by FPC under this Agreement or in any certificate, schedule or other document furnished or to be furnished to CAM or its counsel pursuant hereto, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading.

5.     COVENANTS AND TRANSACTIONS PRIOR TO CLOSING

       Section 5.1 CONDUCT AND TRANSACTIONS OF CAM PRIOR TO THE CLOSING. Between the date of this Agreement and the Closing, the executive officers and board of directors of CAM shall retain full control of the management and business thereof. In order to assure protection and preservation of CAM's business as well as CAM's performance of its obligations under and related to this Agreement, CAM agrees that from the date of this Agreement up to and including the Closing;

        (a) CAM shall give FPC, its counsel, accountants, appraisers and other representatives or experts retained by FPC full access on reasonable notice to all the premises and books, records and personnel of CAM during normal business hours and cause CAM to furnish to FPC such financial and operating data and other information with respect to the business and properties of CAM as FPC may from time to time reasonably request. In the event of termination of this Agreement for any reason, FPC will return all documents, work papers and other materials obtained from CAM and will not further disclose to third parties any confidential information obtained by it pursuant hereto.

        (b) CAM shall use all reasonable efforts to (i) preserve intact the present business organization and personnel of CAM, (ii) preserve the present goodwill and advantageous relationships of CAM with all persons having business dealings with CAM, and (iii) preserve and maintain in force all licenses, certificates, leases, contracts, permits, registrations, franchises, confidential trade names and copyrights, and applications for any of same, bonds and other similar rights of CAM. Except as otherwise provided in this Agreement, CAM shall refrain from entering into any new employment or consulting agreements with any of its present officers, management personnel or consultants, or any other employment or consulting agreement with any other person, not terminable by CAM on less than thirty (30) days' notice. CAM shall maintain in force all property, casualty, crime, life, directors, officers and other forms of insurance and bonds which it presently carries and, except with the written consent of FPC, no cancellation or assignment of existing insurance coverage will be effected by CAM.

        (c) CAM shall operate its business only in the usual, regular and ordinary course and manner, and, except with the written consent of CAM, shall refrain from (i) selling or agreeing to sell any capital stock, or (ii) except in the ordinary course of business, encumbering or mortgaging any property or assets or terminating or modifying any lease or incurring any obligation (contingent or otherwise).

        (d) CAM shall not discuss or negotiate with any third party a possible sale of all or any part of the capital shares or assets of CAM, nor provide any information to any third party with respect thereto, other than such Information which is provided in the ordinary course of the business operation of CAM to third parties, provided CAM has no reason to believe that such information may be utilized to evaluate a possible sale of the capital shares or assets of CAM.

        (e) CAM will exert its best efforts to fulfill in a timely manner all objectives and conditions to permit consummation of the transactions as contemplated by this Agreement and execute and deliver to FPC any and all documents necessary, in the reasonable opinion of its counsel, to consummate the transactions contemplated by this Agreement.

       Section 5.2 CONDUCT BY FPC PRIOR TO CLOSING. Between the date of this Agreement and the Closing Date, FPC shall use its best efforts to fulfill in a timely manner all objectives and conditions to permit consummation of the transactions as contemplated by this Agreement and execute and deliver to CAM any and all documents necessary, in the reasonable opinion of its counsel, to consummate the transactions contemplated by this Agreement.

6.     CONDITIONS PRECEDENT TO OBLIGATIONS OF FPC

       The obligations of FPC under this Agreement are, at its option, subject to satisfaction of the following conditions at or prior to the Closing:

       Section 6.1 REPRESENTATIONS OF CAM. The representations and warranties of CAM set forth in this Agreement shall be true and complete in all material respects on and as of the Closing to the same extent and with the same force and effect as if made on such date, except as expressly provided to the contrary in this Agreement.

       Section 6.2 CONSENTS. All necessary approvals or consents shall have been obtained from any and all federal departments and agencies and from all other commissions, boards, agencies and from any other person, firm or entity whose approval or consent is necessary to the consummation of the transactions contemplated by this Agreement.

       Section 6.3 PERFORMANCE BY CAM. CAM shall have duly performed all obligations, covenants and agreements undertaken by them herein and complied with all terms and conditions applicable to them hereunder to be performed and complied with prior to the Closing.

       Section 6.4 DOCUMENTS TO BE DELIVERED TO FPC. FPC shall have received:

        (a) A certificate, dated as of the Closing and executed by CAM certifying as to the fulfillment of the matters contained in Sections 6.1, 6.2 and 6.3;

        (b) True and complete copy of the certificates of incorporation of CAM, certified by the Secretary of State of Florida or similar office of competent jurisdiction, and of the by-laws of CAM, together with all amendments thereto, certified by the Secretary of CAM;

        (c) Good standing certificate for CAM, certified by the Secretary of State of Florida;

        (d) Certificates representing 1000 of the CAM Shares, duly endorsed for transfer, and CAM shall have received the 4,700,000 FPC Shares, duly endorsed for transfer. All such shares shall be subject to Rule 144 legend.

       Section 6.5 SUITS. No suit, action or other proceeding shall be threatened or pending before any court or governmental agency in which it will be or it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or which is likely to materially and adversely affect the financial condition, results of operations, business or prospects of CAM.

7.     CONDITIONS PRECEDENT TO OBLIGATIONS OF CAM

       The obligations of CAM under this Agreement are, at its option, subject to satisfaction of the following conditions at or prior to the initial Closing:

       Section 7.1  REPRESENTATIONS AND WARRANTIES.  The
representations and warranties of FPC set forth in this Agreement shall be true and complete in all material respects on and as of the Closing to the same extent and with the same force and effect as if made on such date, except as affected by the transactions contemplated by this Agreement.

       Section 7.2 CONSENTS. All necessary approvals or consents shall have been obtained from any and all federal departments and agencies and from all other commissions, boards, agencies and from any other person, firm or entity whose approval or consent is necessary to the consummation of the transactions contemplated by this Agreement.

       Section 7.3 PERFORMANCE BY FPC. FPC shall have duly performed all obligations, covenants and agreements undertaken by it herein and complied with all the terms and conditions applicable to them hereunder to be performed or complied with prior to the Closing.

       Section 7.4 DOCUMENTS TO BE DELIVERED TO CAM. CAM shall have received:

        (a) Certificate dated as of the Closing, and executed by an officer of FPC, certifying as to the fulfillment of the matters contained in Sections 7.1, 7.2 and 7.3;

        (b) Certificates representing 4,700,000 FPC Shares, duly endorsed for transfer, and FPC shall have received 1000 CAM Shares, duly endorsed for transfer.

        (c) True and complete copies of the certificate of incorporation of FPC and of the by-laws of FPC, together with all amendments thereto, certified by the Secretary of FPC;

        (d) True and correct copies of Minutes of the Board of Directors authorizing the officers and the Company to consummate the transaction.

       Section 7.5 SUITS. No suit, action or other proceeding shall be threatened or pending before any court or governmental agency in which it will be or it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

8.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

       Section 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding the closing of the transactions contemplated by this Agreement, or any investigation made by or on behalf of CAM or FPC, the representations and warranties of CAM or FPC contained in this Agreement or in any certificate, schedule, chart, list, letter, compilation or other document delivered pursuant hereto, shall survive the Closing for a period of one (1) year; provided, however, that as to any breach of, or misstatement in, any such representation or warranty as to which one party has given notice to the other on or prior to the expiration of such one (1) year period, the same shall continue to survive beyond said period, but only as to the matters contained in such notice.

       Section 8.2 CAM'S INDEMNIFICATION. CAM covenants and agrees to indemnify and save harmless FPC and its directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered directly or directly by any of them (including reasonable legal fees and costs) proximately resulting from or attributable to the breach of, or misstatement in, any one or more of the representations or warranties of CAM made in or pursuant to this Agreement.

       Section 8.3 FPC'S INDEMNIFICATION. FPC covenants and agrees to indemnify and save harmless CAM and its directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered by any of them (including reasonable legal fees and costs) proximately resulting from or attributable to the breach of, or misstatement in, any one or more of the representations or warranties of FPC made in or pursuant to this Agreement.

       Section 8.4 DEFENSE AGAINST ASSERTED CLAIMS. If any claim or assertion of liability is made or asserted by a third party against a party indemnified pursuant to this Article 8 ("Indemnified Party") based on any liability or absence of right which, if established, would constitute a matter for which the Indemnified Party would be entitled to indemnification by another party hereto ("the Indemnifying Party") the Indemnified Party shall with reasonable promptness give to the Indemnifying Party written notice of the claim or asserting of liability and request the Indemnifying Party to defend the same. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability which the Indemnifying Party might have to the Indemnified Party unless such failure materially prejudices the Indemnifying Party's position. The Indemnifying Party shall have the right to defend against such liability or assertion, in which event the Indemnifying Party shall give written notice to the Indemnified Party of the acceptance of defense of such claim and the identity of counsel selected by the Indemnifying Party with respect to such matters.
The Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense and also shall be entitled at its option to employ separate counsel for such defense at the expense of the Indemnified Party. In the event the Indemnifying Party does not accept the defense of the matter as provided above or in the event that the Indemnifying Party or its counsel fails to use reasonable care in maintaining such defense, the Indemnified Party shall have the full right at its option to defend against the liability or assertion and to employ counsel for such defense at the expense of the Indemnifying Party. All parties hereto will cooperate with each other in the defense of any such action and the relevant records of each shall be available to the others with respect to such defense.

9.     POST-CLOSING MATTERS

       Section 9.1 PERFORMANCE BONDS. CAM shall maintain in force at its expense, until their maturity or expiration in accordance with their terms, all performance bonds issued by CAM prior to the Closing Date.

10.    ASSIGNMENT, THIRD PARTIES, BINDING EFFECT

       The rights under this Agreement shall not be assignable nor the duties delegable by any party without the written consent of all parties hereto having been obtained thereto. Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto, and their successors in interest, any rights or remedies under or by reason of this Agreement unless so stated expressly to the Contrary. All covenants, agreements, representations and warranties of the parties contained herein shall be binding upon and inure to the benefit of FPC and CAM and their respective successors and permitted assigns.

11.    ABANDONMENT

       In the event the transactions contemplated hereby are terminated or abandoned by mutual agreement of the parties hereto, there shall be no liability on the part of any of the parties by reason of such termination or abandonment.

12.    NOTICES

       All notices, requests, demands and other communications hereunder shall be in writing and shall, be deemed to have been duly given when personally delivered or deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the parties at the following addresses (or at such other address as shall be given in writing by any party to the other) as follows:

                 To FPC:  Michael Tay
                          First Philadelphia Capital Corp.
                          1422 Chestnut St., Suite 410
                          Philadelphia, PA 19102-2510
                          Telephone: (215) 569-9175
                          Facsimile: (215) 569-4710

                 To CAM:  Soloman Lam
                          Conservation Anglers Manufacturing, Inc.
                          11863 Wimbledon Circle, #418
                          Wellington, FL 33414
                          Telephone: (561) 389-6725
                          Facsimile: (561) 333-9590

13.    REMEDIES NOT EXCLUSIVE

       No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every remedy given hereunder or now or hereafter existing, at law or in equity by statute or otherwise. The election of any one or more remedies by FPC or CAM shall not constitute a waiver of the right to pursue other available remedies.

14.    COUNTERPARTS

       This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

15.    CAPTIONS AND SECTION HEADINGS

       Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

16.    WAIVERS

       Any failure by any of the parties hereto to comply with all of the obligations, agreements or conditions set forth herein may be waived by the other party or parties, provided, however that any such waiver shall not be deemed a waiver of any other obligation, agreement or condition contained herein.

17.    ENTIRE AGREEMENT

       This Agreement constitutes the entire agreement between the parties. There are not and shall not be any verbal statements, representations, warranties, undertakings or agreements between the parties, and this Agreement may not be amended or modified in any respect except by a written instrument signed by the parties hereto.

18.    APPLICABLE LAW

       This Agreement shall be governed and construed in accordance with the laws of the State of Pennsylvania.

                                * * *

       IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                            First Philadelphia Capital Corp.


                            By: /s/ Michael Tay
                            ----------------------
                            Michael Tay, President


                            Conservation Anglers Manufacturing, Inc.


                            By: /s/ Soloman Lam
                            ----------------------
                            Soloman Lam, President